UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

    CB FINANCIAL SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

    N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 8, 2022

Dear Fellow Stockholder:

The annual meeting of stockholders of CB Financial Services, Inc. (the “Company”), the holding company for Community Bank will be held at the Ralph J. Sommers, Jr. Operations Center of Community Bank, 600 EverGreene Drive, Waynesburg, Pennsylvania, on Wednesday, May 18, 2022, at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as representatives of BKD, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at the meeting, regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote by promptly completing and mailing the enclosed proxy card or by voting via the Internet or by telephone. Internet and telephone voting instructions appear on the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or voted via the Internet or by telephone.

Sincerely,

Mark E. Fox    John H. Montgomery
Chairman of the Board    President & Chief Executive Officer

Special Notice Regarding In-Person Attendance at Annual Meeting – In light of the ongoing health concerns relating to the COVID-19 coronavirus pandemic and to best protect the health and welfare of the Company’s employees, stockholders and community, stockholders who plan to attend the annual meeting in person this year may be required to wear a face covering.

100 North Market Street
Carmichaels, Pennsylvania 15320
(724) 966-5041

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE        9:00 a.m., local time, on Wednesday, May 18, 2022.

PLACE        Ralph J. Sommers, Jr. Operations Center of Community Bank,
    600 EverGreene Drive, Waynesburg, Pennsylvania.

ITEMS OF BUSINESS        (1)    To elect five directors to serve for a term of three years.

(2)    To ratify the appointment of BKD, LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2022.

    (3)    To hold an advisory (non-binding) vote to approve the compensation of the named executive officers as disclosed in the accompanying proxy statement.

    (4)    To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE        In order to vote, you must have been a stockholder at the close of business on March 28, 2022.

PROXY VOTING        It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone or by completing and returning the proxy card or voting instruction card sent to you. You can revoke your proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

Elizabeth A. Calvario
Corporate Secretary

Carmichaels, Pennsylvania
April 8, 2022

Special Notice Regarding In-Person Attendance at Annual Meeting – In light of the ongoing health concerns relating to the COVID-19 coronavirus pandemic and to best protect the health and welfare of the Company’s employees, stockholders and community, stockholders who plan to attend the annual meeting in person this year may be required to wear a face covering.

PROXY STATEMENT OF
CB FINANCIAL SERVICES, INC.
(Holding Company for Community Bank)

GENERAL INFORMATION
We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of CB Financial Services, Inc. (the “Board”) for the 2022 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to CB Financial Services, Inc. as “CB Financial,” the “Company,” “we,” “our” or “us” and to Community Bank as the “Bank.”
We are holding the 2022 annual meeting of stockholders at the Ralph J. Sommers, Jr. Operations Center of Community Bank, 600 EverGreene Drive, Waynesburg, Pennsylvania, on Wednesday, May 18, 2022, at 9:00 a.m., local time.
This proxy statement and the enclosed proxy card are first being made available to stockholders of record beginning on or about April 8, 2022.
Special Notice Regarding In-Person Attendance at Annual Meeting – In light of the ongoing health concerns relating to the COVID-19 coronavirus pandemic and to best protect the health and welfare of the Company’s employees, stockholders and community, stockholders who plan to attend the annual meeting in person this year may be required to wear a face covering.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 18, 2022
This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission, are available online at http://www.envisionreports.com/CBFV.

INFORMATION ABOUT VOTING
Who Can Vote at the Meeting
You are entitled to vote your shares of Company common stock that you owned as of March 28, 2022. As of the close of business on that date, 5,156,897 shares of Company common stock were outstanding. Each share of common stock has one vote.
The Company’s Articles of Incorporation provides that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 15% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 15% limit, subject to limited exceptions.

Ownership of Shares; Attending the Meeting
You may own shares of the Company in one or more of the following ways:
•Directly in your name as the stockholder of record; and
•Indirectly through a broker, bank or other holder of record in “street name.”
If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.
If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. Examples of proof of ownership are a recent brokerage statement or a letter from a bank or broker. If you want to vote your shares of CB Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Voting
Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Vote Required for Proposals. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is four.
In voting on the ratification of the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the appointment of BKD, LLP, the affirmative vote of a majority of the votes cast at the annual meeting is required.
In voting on the proposal to approve the compensation of the named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the compensation of the named executive officers, the affirmative vote of a majority of the votes cast at the annual meeting is required.
How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.
In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.
In counting votes on the proposal to ratify the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast. Therefore, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposal. Similarly, abstentions and broker non-votes will have no effect on the outcome of the advisory (non-binding) vote on the compensation of the named executive officers.

Effect of Not Casting Your Vote
If you hold your shares in street name, you must cast your vote if you want it to count in the election of directors (Item 1) or in the advisory (non-binding) vote regarding the compensation of the named executive officers (Item 3). Current stock market regulations prohibit your bank or broker from voting your uninstructed shares in the election of directors and on certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote on Items 1 or 3, no votes will be cast on these matters on your behalf. These are referred to as “broker non-votes.” Your bank or broker, however, has discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2).

Voting by Proxy
The Company’s Board is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named on the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board.
The Board unanimously recommends that you vote:
•“FOR” all the nominees for director;
•“FOR” the ratification of the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•“FOR” the approval of the compensation of the Company’s named executive officers.
If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the original date of the annual meeting and you have not revoked your proxy. We do not currently know of any other matters to be presented at the annual meeting.
Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting appear on the enclosed proxy card. The deadline for voting via the Internet or by telephone is 1:00 a.m., Eastern Time, on May 18, 2022.

Revoking Your Proxy
Whether you vote by mail, telephone or via the Internet, if you are a registered stockholder, unless otherwise noted, you may later revoke your proxy by:
•sending a written statement to that effect to the Company’s Corporate Secretary;
•submitting a properly signed proxy card with a later date;
•voting by telephone or via the Internet at a later time (if initially able to vote in that manner) so long as such vote is received by the applicable time and date set forth above for registered stockholders; or
•voting in person at the annual meeting.
If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from you bank, broker, trustee or nominee to change those instructions.

CORPORATE GOVERNANCE
Director Independence
The Company’s Board currently consists of 13 members, all of whom are independent under the listing requirements of the NASDAQ Stock Market except for John H. Montgomery, Richard B. Boyer and Ralph Burchianti, who are our employees. In determining the independence of directors, the Board considered the various deposit, loan and other relationships that each director has with the Bank, including loans and lines of credit outstanding to Mark E. Fox, Charles R. Guthrie, CPA, Joseph N. Headlee, John J. LaCarte, Roberta Robinson Olejasz and David F. Pollock or to their related entities, as well as the transactions disclosed under “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons”, but determined in each case that these relationships did not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Board Diversity
The Company’s common stock is listed on the Nasdaq Global Market. Nasdaq’s Board Diversity Rule requires the Company to publicly disclose Board-level diversity statistics annually. As required by the Board Diversity Rule, the Company intends to post these statistics for 2022 at the Investor Relations section of the Bank’s website (https://www.communitybank.tv) no later than August 8, 2022. The Board Diversity Rule also requires the Company to have or explain in its annual meeting proxy statement why it does not have at least one diverse director by August 7, 2023, and at least two diverse directors by August 6, 2025. The Company currently qualifies as a “smaller reporting company” under Securities and Exchange Commission regulations. Because the Company qualifies as a “smaller reporting company” it may satisfy the diversity objective of the Board Diversity Rule by having two female directors. The Company currently has one female director.

Board Leadership Structure and Board’s Role in Risk Oversight
Mr. Fox serves as Chairman of the Board and Mr. Guthrie serves as Vice Chairman of the Board. The Board believes this arrangement is appropriate given that more than a simple majority of the members of the Board are independent. The Board believes that the independent directors, working together, provide strong, independent oversight of the Company’s management and affairs. The Board has not designated a lead independent director.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces several risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the daily management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The independent members of the Board, working together, provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Corporate Governance Policy
The Board has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board’s interaction with management and third parties; and the evaluation of the performance of the Board and of the President and Chief Executive Officer.

Board Committees
The following table identifies the Board’s standing committees and their members as of December 31, 2021. All members of each committee are independent in accordance with the listing requirements of the NASDAQ Stock Market. Each committee operates under a written charter that is approved by the Board and that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charter of each committee is available at the Investor Relations section of the Bank’s website (https://www.communitybank.tv).

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Karl G. Baily	Vice Chairman		X
Jonathan A. Bedway		X	X
Richard B. Boyer
Ralph Burchianti
Mark E. Fox	X	X	X
Charles R. Guthrie, CPA	Chairman	X	X
Joseph N. Headlee		X	Vice Chairman
John J. LaCarte	X	Chairman	X
John H. Montgomery
Roberta Robinson Olejasz	X		X
William G. Petroplus			X
David F. Pollock		X	X
John M. Swiatek		Vice Chairman	Chairman
Number of meetings in fiscal 2021	10	5	1

Audit Committee
The Audit Committee is responsible for providing oversight relating to our consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the Board. The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Company’s Board has designated Charles R. Guthrie, CPA as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

Compensation Committee
The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s and Bank’s executive management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews and evaluates all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Compensation Committee also administers and has discretionary authority over the issuance of equity awards under the Company’s equity incentive plan. Decisions by the Compensation Committee with respect to the compensation of executive officers, except for the issuance of equity awards, are approved by the full Board. The Compensation Committee also assists the Board in evaluating potential candidates for executive positions. With respect to other executive officers, the Chief Executive Officer recommends their annual compensation based on both individual and company-wide performance, subject to review and approval of the Compensation Committee and the Board. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of the Bank’s tax-qualified retirement plans and health and welfare plans. The Compensation Committee also reviews the form and amount of compensation paid to our non-management directors from time to time.

The Compensation Committee has sole authority and responsibility under its charter to approve the engagement of any compensation consultant it uses and the fees for those services. The Compensation Committee did not engage the services of a compensation consultant during 2021.

Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee assists the Board in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommending to the Board the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board in its annual review of the Board’s performance; and (v) recommending director nominees for each committee.
Minimum Qualifications for Director Nominees. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a requirement that the candidate have not been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
If a candidate is deemed eligible for election to the Board, the Nominating/Corporate Governance Committee will then evaluate the following criteria in selecting nominees:
•contributions to the range of talent, skill and expertise of the Board;
•financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;
•familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
•personal and professional integrity, honesty and reputation;
•the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;
•the ability to devote sufficient time and energy to the performance of his or her duties;
•independence as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria; and
•current equity holdings in the Company.
The Nominating/Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, age, competition, size of the Board and regulatory disclosure obligations.
With respect to nominating an existing director for re-election to the Board, the Nominating/Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he or she serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.
Director Nomination Process. For purposes of identifying nominees for the Board, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board, as well as its knowledge of members of the communities served by the Bank. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.
In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.
Consideration of Stockholder Recommendations. It is the policy of the Nominating/Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:
1.The name of the person recommended as a director candidate;
2.All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;
3.The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
4.As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s records; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and
5.A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.
In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Board and Committee Meetings
During the fiscal year ended December 31, 2021, the Company’s Board of Directors held 19 meetings. No director attended less than 75% of the total meetings of the Company’s and the Bank’s Board of Directors and the respective committees on which such director served during the fiscal year.

Director Attendance at Annual Meeting of Stockholders
The Board encourages each director to attend the Company’s annual meeting of stockholders. All of the Company’s directors then serving attended last year’s annual meeting of stockholders.

Code of Ethics and Business Conduct
The Company has adopted a code of ethics and business conduct which applies to all of the Company’s and the Bank’s directors, officers and employees. A copy of the code of ethics and business conduct is available on the Investor Relations section of the Bank’s website (https://www.communitybank.tv).

REPORT OF THE AUDIT COMMITTEE
The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committee, which include matters related to the conduct of the audit of the Company’s consolidated financial statements.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, express an opinion on the conformity of the Company’s consolidated financial statements to generally accepted accounting principles in the United States. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit Committee of the Board of Directors of
CB Financial Services, Inc.
Charles R. Guthrie, CPA, Chairman
Karl G. Baily, Vice Chairman
Mark E. Fox
John J. LaCarte
Roberta Robinson Olejasz

DIRECTOR COMPENSATION
The following table sets forth the compensation received by individuals who served as directors, and who were not also named executive officers, of the Company during the fiscal year ended December 31, 2021.

Director	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Karl G. Baily	$31,200	$—	$—	$—	$1,920		$33,120
Jonathan A. Bedway	33,000	—	—	—	1,920		34,920
Mark E. Fox	47,400	—	—	—	1,920		49,320
William C. Groves (1)	24,700	—	—	—	960		25,660
Charles R. Guthrie, CPA	48,000	—	—	—	1,920		49,920
Joseph N. Headlee	31,200	—	—	—	1,920		33,120
John J. LaCarte	34,800	—	—	—	1,920		36,720
Roberta Robinson Olejasz	31,200	—	—	—	1,920		33,120
William G. Petroplus	31,200	—	—	—	1,920		33,120
David F. Pollock	34,800	—	—	—	1,920		36,720
Ralph J. Sommers, Jr. (2)	13,200	—	—	—	60,412	(3)	73,612
John M. Swiatek	35,400	—	—	—	1,920		37,320
(1)Mr. Groves passed away on August 10, 2021.
(2)Mr. Sommers retired effective May 19, 2021.

(3)The following table details the amounts reported in the “All Other Compensation” column for 2021 for Mr. Sommers.

Salary	$32,168
Employer Contributions to 401(k) Plan	3,919
Company Car	19,784
Cash in Lieu of Dividends on Restricted Stock Awards	1,920
Imputed Income on Split Dollar Life Insurance	2,621
Total Other Compensation	$60,412

STOCK OWNERSHIP
The Company does not know of any person to be the beneficial owner of more than 5% of the Company’s outstanding common stock as of March 28, 2022.
The following table provides information as of March 28, 2022, about the shares of Company common stock that may be considered to be beneficially owned by each nominee for director, by each continuing director, by the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown and none of the named individuals has pledged any of his or her shares.

Name	Number of Shares Owned (1)		Percent of Common Stock Outstanding (1)(2)

Directors:
Karl G. Baily	29,649	(3)(6)	*
Jonathan A. Bedway	16,999		*
Richard B. Boyer	27,046	(6)	*
Ralph Burchianti	83,142	(5)	1.6%
Mark E. Fox	22,947	(4)(6)	*
Charles R. Guthrie, CPA	24,442	(4)(6)	*
Joseph N. Headlee	33,312	(6)	*
John J. LaCarte	129,292	(4)	2.5%
John H. Montgomery	17,600		*
Roberta Robinson Olejasz	10,410	(3)	*
William G. Petroplus	15,324	(3)(6)	*
David F. Pollock	47,322		*
John M. Swiatek	22,120	(6)	*

Executive Officers Who Are Not Directors:
Jamie L. Prah, CPA	17,803		*
Jennifer L. George	21,609	(6)	*

All Directors and Executive Officers as a Group:
(15 persons)	519,017		10.1%
*    Represents less than 1% of the Company’s outstanding shares.
(1)Options that are exercisable or exercisable within 60 days are treated as beneficially owned and are treated as outstanding shares for the purpose of computing the beneficial ownership of the individual who holds the options, but not for the purpose of computing the percentage ownership of any other individual.
(2)Based on 5,156,897 shares of the Company’s common stock outstanding and entitled to vote as of March 28, 2022.
(3)Includes shares owned indirectly through a spouse or child as follows: Mr. Baily – 1,100 shares, Mr. Petroplus – 3,683 shares, and Ms. Olejasz – 1,910 shares.
(4)Includes shares held by a corporation or limited partnership as follows: Mr. Fox – 725 shares, Mr. Guthrie – 48 shares and Mr. LaCarte – 85,000 shares.

(5)Includes shares owned indirectly through an investment club as follows: Mr. Burchianti – 2,200 shares. Mr. Burchianti has a 16.6% interest in the investment club and disclaims beneficial ownership with respect to 1,834 shares.
(6)Includes shares owned through a retirement account as follows: Mr. Baily – 2,227 shares, Mr. Boyer – 11,989 shares, Mr. Fox – 6,978 shares, Mr. Guthrie – 6,450 shares, Mr. Headlee – 2,500 shares, Mr. Montgomery – 2,500 shares, Mr. Petroplus – 450 shares, Mr. Swiatek – 6,334 shares and Ms. George – 3,047 shares.

ITEMS OF BUSINESS TO BE VOTED ON BY STOCKHOLDERS
Item 1 — Election of Directors
Currently, the Board consists of 13 members. The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year.
The five nominees who have been nominated for election at the annual meeting to serve for a three-year term or until their successors have been duly elected and qualified are: Jonathan A. Bedway, Richard B. Boyer, Charles R. Guthrie, CPA, Joseph N. Headlee and John H. Montgomery. The nominees are currently directors of the Company and the Bank.
Unless you indicate that your shares should not be voted for one or more nominee(s), the Board intends that the proxies solicited by it will be voted for the election of all the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card intend to vote your shares to approve the election of any substitute proposed by the Board. At this time, we know of no reason why any nominee might be unable to serve.
The Board unanimously recommends that stockholders vote “FOR” all the nominees.
Information regarding the nominees for election at the annual meeting is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated for each individual is as of December 31, 2021. The starting year of service as a director includes service on the Board of Directors of the Bank, on FedFirst Financial Corporation (“FedFirst”) and its former subsidiary First Federal Savings Bank or on First West Virginia Bancorp, Inc. ("FWVB") and its former subsidiary Progressive Bank, N.A., as applicable.

Board Nominees for Terms Ending in 2025

Jonathan A. Bedway. Mr. Bedway, age 56, served as a director of FWVB and Progressive Bank since 2014. Mr. Bedway is the founder and President of Bedway Development Corporation, a commercial construction contractor and a commercial real estate developer. Mr. Bedway is also the President of the following entities: Double J Real Estate, LLC; Bedway Group, Inc.; Bedway Realty; and Bedway Land & Minerals. Mr. Bedway serves on the Board of Wheeling Country Day School. Mr. Bedway is a graduate of The Linsly School and West Virginia University with a Bachelor of Science degree.
Mr. Bedway’s 30 years of experience as the owner of a successful construction and development company and his experience and knowledge of the local and regional commercial real estate market are beneficial in reviewing and attracting commercial loans.
Richard B. Boyer. Mr. Boyer, age 63, served as a director of FedFirst since 2002. He has been the President of Exchange Underwriters, Inc. since 1989.
As President of Exchange Underwriters, Mr. Boyer brings to the Board knowledge of the insurance industry and the operations of Exchange Underwriters, which he has managed for over 28 years.
Charles R. Guthrie, CPA. Mr. Guthrie, age 62, has served as a director since 2005. He is the President of Guthrie Belczyk and Associates, P.C., an accounting firm. Mr. Guthrie has been a Certified Public Accountant since 1982. He serves on committees of various community organizations in the Bank’s local market area.
Mr. Guthrie’s expertise in accounting and corporate management and his community involvement are valuable assets to the Board.
Joseph N. Headlee. Mr. Headlee, age 72, has served as a director since 2002. Until August 2018, Mr. Headlee was a partner in Wayne Lumber Company and remains a partner in the Headlee Partnership. He has held these positions since 1982 and 1980, respectively. Mr. Headlee also has served as Treasurer of Franklin Township Sewage Authority.
Mr. Headlee brings to the Board experience in business management and marketing and familiarity with the Bank’s market area.
John H. Montgomery. Mr. Montgomery, age 59, has served as a director since 2020. He has served as President and Chief Executive Officer of the Company and the Bank since August 2020. From 2014 until joining the Company and the Bank, he served as Chief Credit Officer of First Bank, a privately-held $6 Billion bank in St. Louis, Missouri. He served on First Bank’s Board of Directors and the Executive Committee. Before joining First Bank, Mr. Montgomery was employed by Susquehanna

Bank where he held a variety of executive positions over a period of nine years, including President of Susquehanna Bank’s Pennsylvania Division and Senior Credit Risk Officer. He received his MBA from Drexel University.
As an accomplished bank executive with over 30 years of experience, Mr. Montgomery brings to the Board an in depth knowledge of the banking industry.

Directors Continuing in Office

The following directors have terms ending in 2023:
Mark E. Fox. Mr. Fox, age 63, has served as a director since 1998 and was appointed Chairman of the Board in May 2019 after serving as Vice Chairman since July 2018. Mr. Fox has more than 37 years’ experience as the owner and manager of Fox Ford, Inc., a local car dealership. Since 2013, he has served as the President of Fox Ford, Inc. Before that time, he served as Vice President of Fox Ford, Inc. He holds a bachelors’ degree in accounting and a Masters of Business Administration (“MBA”) degree from Waynesburg University.
Mr. Fox’s experience in managing a local business provides the Board with insight into economic and business trends in the Bank’s market area.
John J. LaCarte. Mr. LaCarte, age 55, earned his MBA from the University of Rochester and brings broad entrepreneurial, strategic and corporate governance experience and expertise to the Board. He is the President of Washington County based LaCarte Enterprises, Inc., a holding company that owns and operates various multi-state business interests that include Model Dry Cleaners, LLC, Model Uniforms, LLC, Model Apparel, LLC and Stoney’s Brewing Company. Additionally, Mr. LaCarte is President of LaCarte Development Company, an enterprise focused on the development and ownership of commercial properties in Western Pennsylvania and North Eastern Ohio. An active volunteer in his local community, Mr. LaCarte serves on various non-profit boards and foundations.
Mr. LaCarte was elected as a director of FedFirst in 1998 and appointed as the Chairman of the Board in 2004. During his tenure, FedFirst successfully completed the acquisition of a wholly owned insurance agency, two public stock offerings and the successful merger with CB Financial in 2014.
William G. Petroplus. Mr. Petroplus, age 73, served as a director of FWVB since 1998 and served as FWVB’s Chairman of the Board of Directors since 2016. Mr. Petroplus also served as a director of Progressive Bank and was a director of Progressive Bank since 1986. Prior to his appointment as President and Chief Executive Officer, he was appointed as the Interim President and Chief Executive Officer of FWVB and Progressive Bank in December 2013. Mr. Petroplus had previously served as Chairman of the Nominating Committee and as a member of the Corporate Governance/Human Resource Compensation Committee of FWVB prior to his appointment as Interim President and Chief Executive Officer.
Mr. Petroplus is a graduate of West Virginia University and the West Virginia University College of Law. Mr. Petroplus has 45 years’ experience as an attorney. He has been with the law firm Petroplus & Gaudino, PLLC since 1999. His legal background and training provide him with an excellent framework within which to offer advice and counsel in a highly regulated banking industry. He also is the sole member of GWP Realty LLC, a real estate investment and rental limited liability company. Mr. Petroplus’s expertise in laws and regulations, that pertain to, but are not limited to real estate law, commercial lending, corporate law and fiduciary matters, contribute insight to the Board on such matters.
David F. Pollock. Mr. Pollock, age 67, has served as a director since 2006. Mr. Pollock has been a practicing attorney for over 41 years. He is a Managing Partner in the law firm of Pollock Morris Belletti & Simms, LLC and, since 2008, has been a Managing Partner of P&S Development, LLC, a real estate development company.
Mr. Pollock’s legal knowledge and real estate development experience in the Bank’s market area significantly contribute to the depth of the Board.

The following directors have terms ending in 2024:

Karl G. Baily. Mr. Baily, age 70, has served as a director since 1996. He retired as President of Coldwell Banker Baily Real Estate and Vice President of Baily Insurance Agency, Inc. in 2012.
Mr. Baily provides the Board with long-standing knowledge of the local real estate market and the local community.
Ralph Burchianti. Mr. Burchianti, age 66, was appointed to director in 2019 and has been employed by the Bank since August 1985 and serves as Senior Executive Vice President – Chief Credit Officer.
Mr. Burchianti provides the Board with knowledge of our geographic footprint and his extensive management and leadership of loan administration and credit culture.

Roberta Robinson Olejasz. Ms. Olejasz, age 50, served as a director of FWVB and Progressive Bank since 2014. Ms. Olejasz has been the dealer operator of Bob Robinson Chevrolet-Buick-GMC-Cadillac Inc. since 2005 and serves as the finance manager of the dealership. Ms. Olejasz is a director and past Chairman of the West Virginia Automobile and Truck Dealers Association, a member of the visiting committee of the West Virginia University College of Business and Economics, and a board member of the Wheeling Chamber of Commerce. Ms. Olejasz received a Bachelor of Science degree in Management from Virginia Commonwealth University and a MBA from West Virginia University.
Ms. Olejasz brings a strong sense of executive management and leadership to the Board. In addition, Ms. Olejasz’s experience as the dealer operator of Bob Robinson Chevrolet-Buick-GMC-Cadillac Inc. equips her to understand and guide management decisions and actions relating to planning, risk management, marketing and capital management.
John M. Swiatek. Mr. Swiatek, age 64, served as a director of FedFirst since 2010. Since 2011, Mr. Swiatek has been the owner of JMS Advisors, LLC, a business development and strategic consulting practice. He is also a partner in the Swiatek Melone Group, a strategic marketing, communications and public relations practice. Previously, he served as Managing Director of Innovation Sports & Entertainment, a division of The Innovation Group. Before joining The Innovation Group in 2011, he was the Director of the Sports, Entertainment and Marketing division of GSP Consulting Corporation. Mr. Swiatek also co-founded and served as the President and Managing Partner of the Washington Wild Things, a minor league professional baseball team in Washington, Pennsylvania, from 2001 until 2009.
Mr. Swiatek brings to the Board extensive business background in finance, management and marketing. In addition, he is familiar with our market areas as well as the surrounding greater Pittsburgh metropolitan area.

Executive Officers Who Are Not Directors
Below is information regarding our executive officers who are not directors of the Company or the Bank. The individuals have held his or her current position for at least the last five years, unless otherwise stated. The age presented is as of December 31, 2021.
Jamie L. Prah, CPA. Mr. Prah, age 51, has been employed by the Company and the Bank since May 2019, and serves as Executive Vice President and Chief Financial Officer after previously serving as Executive Vice President and Chief Administrative Officer of the Company and the Bank. Previously, Mr. Prah served as Chief Executive Officer, from November 2015 until April 2019, and Senior Vice President, from May 2015 until November 2015, of Union Building and Loan Savings Bank. Mr. Prah also served as Interim Assistant Chief Financial Officer of the Bank from November 2014 until December 2014 to assist with certain transition matters related to the completion of the merger of FedFirst with the Company and the merger of First Federal Savings Bank, the wholly-owned subsidiary of FedFirst, with the Bank, both effective on October 31, 2014. Prior to the merger, Mr. Prah served as Senior Vice President and Chief Financial Officer of FedFirst and First Federal Savings Bank since 2011.
Jennifer L. George. Ms. George, age 49, has served as Senior Executive Vice President and Chief Operations Officer of the Bank since May 2019. Ms. George joined the Bank in October 2014 as part of the FedFirst merger and served as Senior Vice President of Retail, Human Resources and Compliance. Previously, Ms. George served as Senior Vice President and Chief Risk Officer and Vice President of Bank Operations with First Federal Savings Bank.

Item 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed BKD, LLP ("BKD") to serve as the Company’s independent registered public accounting firm for the 2022 fiscal year, subject to ratification by stockholders. A representative of BKD is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he desire to do so.
If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, the Audit Committee may consider other independent registered public accounting firms.
The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm for the 2022 fiscal year.

Audit Fees. The following table sets forth the total fees billed by BKD for services performed for the 2021 fiscal year. Baker Tilly US, LLP ("Baker Tilly") served as the independent registered public accounting firm for the 2020 fiscal year.

Fiscal 2021
Audit Fees (1)	$207,440
Audit-Related Fees (2)	12,100
Tax Fees (3)	23,200
All Other Fees	—
Total Fees	$242,740
(1)Includes professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.
(2)Includes professional services rendered in connection with the audit of the Company’s employee benefit plan.
(3)Includes professional services rendered for the preparation of state and federal tax returns and tax consulting matters.
These services and related fees were communicated and approved in accordance with the Audit Committee’s policies and applicable SEC and PCAOB rules.
Change in Independent Registered Public Accountants. On January 29, 2021 (the “Notice Date”), the Company notified Baker Tilly of its dismissal as the Company's independent registered public accounting firm. The dismissal was effective on March 17, 2021 (the "Dismissal Date"), which was the date Baker Tilly completed its audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2020. The decision to dismiss Baker Tilly was approved by the Audit Committee of the Company’s Board of Directors. The dismissal was not related to any disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
The audit reports of Baker Tilly on the consolidated financial statements of the Company for each of the past two fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company's two most recent fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period from January 1, 2021 through the Dismissal Date: (i) there were no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Baker Tilly's satisfaction, would have caused Baker Tilly to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “SEC”) except that during the quarter ended March 31, 2019 Baker Tilly advised the Company that there was a material weakness in the design and operating effectiveness of the Company’s internal control over financial reporting relating to the Company’s loan classification segments impacting commercial and industrial loans, commercial real estate loans and residential real estate loans as disclosed in Part I, Item 4 (Controls and Procedures) of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019. This reportable event was not the subject of a disagreement between the Company and Baker Tilly.
On the Notice Date, the Company notified BKD that it had been selected to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. The selection of BKD was approved by the Audit Committee of the Company’s Board of Directors.
During the Company’s two most recent fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period from January 1, 2021 through the Notice Date, neither the Company nor anyone on its behalf consulted with BKD regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BKD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in SEC Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)).
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm. The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by the independent registered public accounting firm and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the fiscal year ended December 31, 2021, all audit-related fees, tax fees, and all other fees set forth in the table above were approved by the Audit Committee.

Item 3 – Advisory (Non-Binding) Vote to Approve the Compensation of Named Executive Officers
The federal securities laws require the Company to hold a stockholder advisory (non-binding) vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through a vote on the following resolution:
“Resolved, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.”
Because the vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
The Board unanimously recommends a vote “FOR” approval of the compensation of the Company’s named executive officers.
The federal securities laws also require the Company to obtain, at least once every six years, a stockholder vote on the frequency of a stockholder vote on the compensation of the named executive officers. At the Company’s 2020 annual meeting of stockholders, the Board of Directors recommended, and the Company’s stockholders voted in favor of, an annual advisory vote on the compensation of the named executive officers. The next stockholder vote on the frequency of a stockholder vote on the compensation of the named executive officers will occur no later than at the Company’s 2026 annual meeting of stockholders.

EXECUTIVE COMPENSATION
Summary Compensation Table. The following information is furnished for the principal executive officer of the Company or its subsidiaries and the two most highly-compensated executive officers (other than the principal executive officer) of the Company and its subsidiaries whose total compensation for the fiscal year ended December 31, 2021, exceeded $100,000. These individuals are sometimes referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan	Stock Awards (1)	Option Awards (1)	All Other Compensation (2)	Total
John H. Montgomery President & Chief Executive Officer (2)	2021	$420,000	$—	$133,109	$—	$—	$51,891	$605,000
	2020	264,524	28,000	—	143,950	31,200	135,407	603,081

Ralph Burchianti Senior Executive Vice President & Chief Credit Officer	2021	$286,212	$—	$65,242	$—	$—	$25,904	$377,358
	2020	280,600	20,000	—	40,760	—	49,321	390,681

Richard B. Boyer Senior Vice President of Insurance Operations	2021	$380,451	$—	$70,166	$—	$—	$56,074	$506,691
	2020	394,336	—	34,065	20,380	—	59,621	508,402
(1)These amounts represent the grant date fair value of the awards issued to the named executive officers under the 2015 Equity Incentive Plan, as determined in accordance with applicable accounting standards. Although the full grant date fair value of the stock awards and option awards are reflected in the above table, the actual value of the stock options, if any, realized by the named executive officers will depend on the extent to which the market value of the Company common stock exceeds the exercise price of the stock option on the date of exercise. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the estimated value reflected in the above table.

(2)The following table details the amounts reported in the “All Other Compensation” column for 2021. The table may exclude perquisites which did not exceed $10,000 in the aggregate for each named executive officer.

	Mr. Montgomery	Mr. Burchianti	Mr. Boyer
Employer contributions to 401(k) plan	$14,500	$14,500	$14,500
Employer insurance premiums	26,653	7,532	28,881
Company car	2,938	—	6,162
Cell phone	840	—	2,636
Cash in lieu of dividends on restricted stock awards	6,960	3,418	2,160
Imputed income on split dollar life insurance	—	454	1,735
Total Other Compensation	$51,891	$25,904	$56,074
Employment Agreements. The Bank has entered into employment agreement with Messrs. Montgomery, Burchianti and Boyer (referred to below as the “executives” or “executive”). Exchange Underwriters, Inc. is also a party to the employment agreement with Mr. Boyer.
Employment Agreement with Mr. Montgomery. The employment agreement with Mr. Montgomery was entered into on August 31, 2020 in connection with his appointment as President and Chief Executive Officer of the Bank. The employment agreement has an initial term ending on April 30, 2023. On each anniversary date (which is defined as May 1 of each calendar year), the employment agreement will extend for one year such that the remaining term will be for 36 months thereafter, provided that disinterested members of the Bank's Board of Directors conduct a comprehensive performance evaluation of the executive and affirmatively approve of the extension. Mr. Montgomery's employment agreement provides for an annual base salary of $420,000, an annual target bonus opportunity of 20% of base salary, an annual equity award opportunity with a target grant date fair value equal to 20% of base salary, and an initial grant of 5,000 restricted stock awards and 15,000 stock option awards (the “Initial Equity Awards”) that will vest ratably over a five-year period. In addition, Mr. Montgomery is entitled to participate in benefit plans that are made available by the Bank to management employees. Moreover, Mr. Montgomery is entitled to use of a company-purchased automobile and will be reimbursed for all operating expenses of the automobile.
In the event of Mr. Montgomery’s involuntary termination without “cause” or voluntary resignation for “good reason” (as such terms are defined in the Employment Agreement and hereinafter referred to as a “qualifying termination event”), he would be entitled to:
•a cash lump sum payment equal to the base salary that he would have earned during the then-remaining term of the Employment Agreement or 12 months, whichever is greater, and
•12 monthly COBRA premium reimbursement payments to extent such COBRA coverage is elected.
If the qualifying termination event occurs on or after a change in control of the Company or the Bank, Mr. Montgomery would instead be entitled:
•a cash lump sum payment equal to three times his highest rate of base salary for the calendar year of his date of termination or either of the prior three calendar years, and
•18 monthly COBRA premium reimbursement payments to the extent COBRA coverage is elected.
Prior to the expiration of the term, either the Bank or Mr. Montgomery may terminate Mr. Montgomery’s employment relationship for any reason (or no reason) by providing the other party with 30 days’ advance written notice. Upon such event, the Bank’s sole obligation under the employment agreement would be to pay any accrued but unearned compensation earned by Mr. Montgomery through the date of termination, provided, however that the Board may, at its sole discretion, pay Mr. Montgomery a bonus pursuant the Bank’s bonus programs for which Mr. Montgomery is a participant.
Employment Agreements with Messrs. Burchianti and Boyer. The employment agreements for Messrs. Burchianti and Boyer have a term that begins October 31, 2014 and continues 36 months after May 1, 2015. On each anniversary date (which is defined as May 1 of each calendar year), each employment agreement will extend for one year such that the remaining term will be for 36 months thereafter, provided that disinterested members of the Bank’s Board of Directors conduct a comprehensive performance evaluation of the executive and affirmatively approve the extension.
Each employment agreement provides for an annual base salary rate of $280,600 and $261,921 for Messrs. Burchianti and Boyer, respectively. In addition to base salary, each executive (except Mr. Boyer) is entitled to participate in bonus programs and benefit plans that are made available by the Bank to management employees. In lieu of participating in the Bank’s bonus programs, Mr. Boyer is entitled to receive: (i) 25% of all first year commissions generated by any salesperson of Exchange Underwriters, Inc. (including himself) from the sales of new insurance policies, which the commissions earned will be paid on a monthly basis; and (ii) an annual bonus equal to 20% of the year-over-year growth in Exchange Underwriters, Inc.’s annual audited net income, excluding any net income effect from the completion of any agency acquisition.

Each executive will be reimbursed for all reasonable business expenses incurred. Moreover, Mr. Boyer is entitled to use of a company-purchased automobile and will be reimbursed for all operating expenses of the automobile.
In the event of the executive's involuntary termination of employment for reasons other than cause, disability or death, or if the executive resigns during the term of the employment agreement for “good reason,” The Bank will provide the executive with the following severance benefits:
•continued base salary payments (at the rate in effect as of the date of determination) for the greater of 12 months or the remaining term of the employment agreement, payable in accordance with regular payroll practices; and
•continued life insurance and non-taxable medical and dental coverage, which will end upon the earlier of the completion of the remaining term of the employment agreement or the date on which the executive receives substantially similar benefits from another employer.
For purposes of the employment agreements, “good reason” is defined as: (i) a material reduction in the executive’s base salary or benefits (other than a reduction that is part of a good faith, overall reduction applicable to all employees); (ii) a material reduction in the executive’s authorities, duties or responsibilities; or (iii) a material breach of the employment agreement by the Bank.
Upon the occurrence of the executive’s termination for any reason (other than for cause) on or after the effective time of a change in control of the Company or the Bank, then in lieu of the severance benefits immediately above, the Bank or any successor will provide the executive with the following severance benefits:
•a benefit equal to three times the executive’s highest annual rate of base salary earned during the calendar year of the executive’s date of termination or either of the three calendar years immediately preceding the date of termination, payable in equal installments according to regular payroll practices; and
•continued life insurance and non-taxable medical and dental coverage until the earlier of: (i) three years after the executive’s date of termination; or (ii) the date on which the executive receives substantially similar benefits from another employer.
Upon any termination of employment (except following a change in control), each executive is required to adhere to non-competition and non-solicitation covenants for one year.
Non-Equity Bonus Program. The Bank maintains a bonus program designed to align the interests of employees of the Bank with the overall performance of CB Financial and the Bank. Employees selected by the Board of Directors are eligible to participate in the bonus program unless specifically noted in an employment contract. Each employee’s bonus amount is designated as a percentage of base salary and is determined based on the satisfaction of objective performance targets related to pre-tax income, nonperforming assets ratio, expense savings, and loan growth. Each factor of the bonus calculation is weighted. For 2021, pre-tax income accounted for 50% of the weighting, nonperforming assets and expense savings accounted for 20% each, and loan growth accounted for 10%. The bonus is based on the financial thresholds and targets established by the Compensation Committee and can range from 5-35% for the Chief Executive Officer and 5-25% for executives.
Split Dollar Agreements. The Bank has entered into split dollar life insurance agreements with each Messrs. Montgomery and Burchianti. Under each agreement, the executive’s designated beneficiary will be entitled to share in the proceeds under a life insurance policy owned by the Bank on the life of the executive. The death benefit payable to Mr. Montgomery is $500,000 less the value of Mr. Montgomery’s 5,000 shares of restricted stock and 15,000 stock options awarded under the 2015 Equity Incentive Plan on August 31, 2020 determined as of the date of death, provided, however, that the death proceeds will not exceed the “net death proceeds.” The “net death proceeds” is defined as the total death proceeds of the Policy minus the greater of: (i) the cash surrender value or (ii) the aggregate premiums paid by the Bank related to the Policy. The death benefit payable to Mr. Burchianti is $200,000, provided, however that the death benefit must not exceed the executive’s net-at-risk portion of the proceeds (which is the difference between the cash surrender value of the policy and the total proceeds payable under the policy upon the death of the insured). For Mr. Burchianti, if his termination occurs subsequent to a change in control of the Bank, he will be 100% vested in his death benefit. The Bank is the sole beneficiary of any death proceeds remaining after the executive’s death benefit has been paid to his designated beneficiary.
The Bank also has assumed the split dollar life insurance agreement between First Federal Savings Bank and Mr. Boyer in connection with the Company’s merger with FedFirst. This agreement provides Mr. Boyer with a cash payment if he dies while in service with the Bank. Under the terms of the agreement, the Bank is the owner of and pays all the premiums on the life insurance policy under which Mr. Boyer is insured. Under the agreement, upon Mr. Boyer’s death his designated beneficiary is entitled to $1,000,000 if he dies before age 65 and $500,000 if he dies after age 65. The Bank is entitled to any remaining insurance proceeds. If Mr. Boyer terminates his employment before attaining his normal retirement age, his division of the insurance proceeds will be prorated based on his years of service with the Bank.

401(k) Plan. The Bank maintains the 401(k) Profit Sharing Plan, a tax-qualified defined contribution retirement plan (the “401(k) Plan”), for all employees who have satisfied the 401(k) Plan’s eligibility requirements. Each eligible employee can begin participating in the 401(k) Plan on the first day of the calendar quarter following the attainment of age 18 and completion of three months of service.
A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax or post-tax (referred to as a “Roth” contribution) basis, subject to the limitations imposed by the Internal Revenue Code. For 2021, the salary deferral contribution limit was $19,500 provided, however, that a participant over age 50 may contribute an additional $6,500 to the 401(k) Plan. Each plan year, the Bank makes a matching contribution, based on each participant’s salary deferral contribution. The matching contribution formula is currently a 25% match of employee 401(k) Plan deferrals (if any) up to the first 4% of compensation deferred. In addition to salary deferral contributions, the 401(k) Plan provides that the Bank will make a safe harbor employer contribution to each eligible participant’s account equal to 3% of the participant’s compensation earned during the plan year (referred to as a “safe harbor contribution”). A participant is always 100% vested in his or her salary deferral and safe harbor contributions.
In addition, for the 2021 plan year, the Bank made a discretionary profit sharing contribution to each participant’s account in accordance with the following schedule:

For all employees who were participants in the Community Bank Pension Plan as of December 31, 2007.
Age 66 or older	1% of compensation
Age 51-65	9% of compensation
Age 45-50	7% of compensation
Age 40-44	5% of compensation
Age 35-39	3% of compensation
Age 34 and under	1% of compensation
All employees who were not participants in the Community Bank Pension Plan as of December 31, 2007 and all employees hired on or after January 1, 2007	1% of compensation
Each participant vests in his or her profit sharing contribution at a rate 20% per year such that the participant will become 100% vested upon the completion of five years of credited service. However, a participant will immediately become 100% vested in any profit sharing contributions upon the participant’s death, disability or attainment of age 65 while employed with the Bank.
Generally, a participant (or participant’s beneficiary upon death) may receive a distribution from his or her vested account at retirement, age 59½ (while employed with the Bank), death, disability or termination of employment, which is payable in a lump sum. Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account balance among a variety of investment options available under the plan.
2021 Equity Incentive Plan. At the 2021 annual meeting, the Company’s stockholders approved the 2021 Equity Incentive Plan to provide officers, employees and directors of the Company and the Bank with additional incentives to promote the growth and performance of the Company. As a result of the adoption of the 2021 Equity Incentive Plan, no more awards will be granted under the 2015 Equity Incentive Plan.
Subject to permitted adjustments for certain corporate transactions, the maximum number of shares of Company common stock that may be delivered to participants under the 2021 Equity Incentive Plan is equal to 500,000 shares of Company common stock (the “Share Limit”). Shares of Company common stock subject to the Share Limit may be issued pursuant to grants of stock options, restricted stock awards or restricted stock units, provided, however that the Share Limit is reduced, on a one-for-one basis, for each share of common stock subject to a stock option grant, and on a two and one-half-for-one basis for each share of common stock issued pursuant to restricted stock awards or restricted stock unit awards. If any award granted under the 2021 Equity Incentive Plan expires, terminates, is canceled or is forfeited without being settled or exercised or is settled without the issuance of shares of common stock, shares of Company common stock subject to such award will be made available for future grant under the 2021 Equity Incentive Plan. If any shares are surrendered or tendered to pay the exercise price of a stock option, such shares will not again be available for grant under the 2021 Equity Incentive Plan. In addition, shares of common stock withheld in payment for purposes of satisfying tax withholding obligations with respect to an award do not become available for re-issuance under the 2021 Equity Incentive Plan.
Employees and directors of the Company and its subsidiaries are eligible to receive awards under the 2021 Equity Incentive Plan, except non-employee directors may not be granted incentive stock options. The 2021 Equity Incentive Plan will be administered by the members of the Compensation Committee. The Compensation Committee may grant any of these types of awards subject to performance-based vesting conditions. Such awards shall be referred to herein as “performance awards.” As of December 31, 2021, 500,000 stock options and 200,000 shares of restricted stock remain available for award from the 2021 Equity Incentive Plan.
The Compensation Committee shall specify the vesting schedule or conditions of each award. Awards made under the 2021 Equity Plan are subject to a minimum vesting period of one year from the date of grant, provided, however, that the following awards would not be subject to the one year minimum vesting requirement: (1) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction; (2) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting; and (3) up to 5% of the available share reserve authorized for issuance under the 2021 Equity Incentive Plan.
Notwithstanding the foregoing, vesting (including the reduction or elimination of any restrictions) may be accelerated in the event of death, disability, or upon involuntary termination of employment or service following a change in control.
Outstanding Equity Awards. The following table sets forth information with respect to outstanding equity awards as of December 31, 2021, for the named executive officers. All equity awards reflected in this table were granted pursuant to the 2015 Equity Incentive Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested		Market Value of Shares of Restricted Stock That Have Not Vested (8)
John H. Montgomery	—	12,000	(4)	$18.60	8/31/30	4,000	(4)	$96,280
						2,000	(7)	48,140

Ralph Burchianti	10,000	—	(1)	22.25	12/16/25	240	(5)	5,777
	2,810	—	(2)	26.45	12/16/26	900	(6)	21,663
	2,624	656	(3)	30.75	12/15/27	1,600	(7)	38,512

Richard B. Boyer	4,500	—	(1)	22.25	12/16/25	300	(5)	7,221
	1,688	—	(2)	26.45	12/16/26	600	(6)	14,442
	1,352	338	(3)	30.75	12/15/27	800	(7)	19,256
(1)Options vest in five equal installments, commencing on December 16, 2016.
(2)Options vest in five equal installments, commencing on December 16, 2017.
(3)Options vest in five equal installments, commencing on December 15, 2018.
(4)Options and restricted stock awards vest in five equal installments, commencing on August 31, 2021.
(5)Restricted stock awards vest in five equal installments, commencing on December 14, 2019.
(6)Restricted stock awards vest in five equal installments, commencing on December 14, 2020.
(7)Restricted stock awards vest in five equal installments, commencing on December 14, 2021.
(8)Based on the $24.07 closing price of the Company’s common stock on December 31, 2021.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
General. Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Delinquent Section 16(a) Reports. Based solely on its review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the fiscal year ended December 31, 2021, except for John H. Montgomery who inadvertently failed to file timely a Form 4 to report three open market purchases of the Company’s common stock through his Individual Retirement Account.

Transactions with Related Persons
Loans and Extensions of Credit. Federal law generally prohibits the Company from making loans to its executive officers and directors. However, there is a specific exemption from such prohibition for loans made by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal banking regulations generally require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. However, federal regulations allow financial institutions, such as the Bank, to make loans to executive officers and directors at reduced interest rates if the loans are made under a benefit program that is generally available to all other employees and that does not give preference to any executive officer or director over any other employee.
In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of the Bank’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Bank’s Board of Directors.
The outstanding balance of loans extended by the Bank to its executive officers and directors and related parties was $15.6 million at December 31, 2021. Such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features when made.
Other Transactions. Since January 1, 2021, there have been no transactions and there are no currently proposed transactions in which the Company or the Bank were or are to be a participant and the amount involved exceeds $120,000, and in which any of the Company’s executive officers and directors had or will have a direct or indirect material interest.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS
The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 9, 2022. If next year’s annual meeting is held on a date that is more than 30 calendar days from May 18, 2023, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
Under new Securities and Exchange Commission Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the annual meeting of stockholders to be held in 2023 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting of stockholders, or by March 19, 2023.
In addition to the requirement set forth under Securities and Exchange Commission Rule 14a-19, the Company’s Articles of Incorporation provide that, in order for a stockholder to make nominations for the election of directors and/or proposals for business to be brought before the annual meeting, a stockholder must deliver written notice of such nominations and/or proposal to the Company’s Secretary not less than 60 days before the anniversary date of the immediately preceding annual meeting. A copy of the Articles of Incorporation may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS
The Company encourages stockholder communications to the Board and/or individual directors. All communications from stockholders should be addressed to CB Financial Services, Inc., 100 North Market Street, Carmichaels, Pennsylvania 15320. Communications to the Board should be sent to the attention of Elizabeth A. Calvario, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a committee of the Board should send their communications to the attention of the Chairman of the particular committee. It is in the discretion of the Nominating/Corporate Governance Committee as to whether a communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS
The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. They will not receive additional compensation for these solicitation activities.

The Company’s Annual Report on Form 10-K accompanies this proxy statement. Any stockholder who has not received a copy of the Annual Report on Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.
If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope, or by voting via the Internet or by telephone.

By Order of the Board of Directors,

Elizabeth A. Calvario
Corporate Secretary

Carmichaels, Pennsylvania
April 8, 2022

cb Financial Services, Inc.

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 AM, Eastern Time, on May 18, 2022

Online
Go to **www.envisionreports.com/CBFV** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CBFV

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2022 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DATE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees for director listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Jonathan A. Bedway	☐	☐
02 - Richard B. Boyer	☐	☐
03 - Charles R. Guthrie, CPA	☐	☐
04 - Joseph N. Headlee	☐	☐
05 - John H. Montgomery	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the appointment of BKD, LLP as the independent registered public accounting firm for the 2022 fiscal year.	☐	☐	☐
3. Advisory (non-binding) vote to approve the compensation of Named Executive Officers.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 5 3 5 5 8 4

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF VOTING BY MAIL, SIGN, DATE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CB Financial Services, Inc.

2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2022

Karl G. Baily, John J. LaCarte and David F. Pollock, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CB Financial Services, Inc. to be held on May 18, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies as directed. If no such directions are indicated, this proxy, if properly signed and dated, will be voted FOR all the nominees for director listed in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

cb Financial Services, Inc.

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DATE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees for director listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold
01 - Jonathan A. Bedway	☐	☐
02 - Richard B. Boyer	☐	☐
03 - Charles R. Guthrie, CPA	☐	☐
04 - Joseph N. Headlee	☐	☐
05 - John H. Montgomery	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of BKD, LLP as the independent registered public accounting firm for the 2022 fiscal year.	☐	☐	☐
3. Advisory (non-binding) vote to approve the compensation of Named Executive Officers.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1UPX 535584

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▼ IF VOTING BY MAIL, SIGN, DATE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CB Financial Services, Inc.

2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2022

Karl G. Baily, John J. LaCarte and David F. Pollock, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CB Financial Services, Inc. to be held on May 18, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies as directed. If no such directions are indicated, this proxy, if properly signed and dated, will be voted FOR all the nominees for director listed in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)